Exhibit 99.1

Finjan Mobile Announces Update to its Popular Mobile Security Offering
Releases VitalSecurityTM Gen 3.7 Secure Mobile Browser

EAST PALO ALTO, CA – 06/15/17 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, today announced that its subsidiary Finjan Mobile, Inc., released its VitalSecurity™ Gen 3.7 Secure Mobile Browser (“VitalSecurity 3.7”), initially available in the Google Play Store. VitalSecurity 3.7 includes several upgraded features based on recent feedback the most notable of which is tracker blocking. Users can now block advertisements, analytic trackers and social sharing widgets including ad blocking. This not only enhances user privacy and security but allows for the webpage to load faster. This new version is free to download.
“As we gear up for the launch of our VitalSecurity Gen 4.0 Mobile Secure Browser with an embedded VPN connection in September, we continue to upgrade features to our Gen 3.0 product to ensure we are offering a premier mobile security product to protect user privacy and data,” said Phil Hartstein, Finjan Holdings’ President and CEO. “The VitalSecurity browser has proven useful to consumers with over 160,000 downloads. Our recent launch of VitalSecurity 3.7 shows our commitment to continue to incorporate Finjan’s enterprise-grade technology into products that increase internet security for our customers using mobile devices. FinjanMobile will continue to listen to our customer’s feedback, innovate in response to that feedback and new challenges, and look for both organic and inorganic paths towards future growth.”
VitalSecurity 3.7 offers complete browser functionality and displays detailed analyses of virus and malware threats aggregated from over 60 top virus companies. Importantly, VitalSecurity offers full transparency of the browsing experience while guarding a user’s privacy without collecting any personal data. It features biometric and passcode security enabled through mobile device hardware to further protect the user’s experience. A recently added feature is a complete tracker transparency, which alerts users and allows them to turn off all advertising, social, content, and analytic scripts that are embedded in websites they visit.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
Finjan® is the registered trademark of Finjan Holdings, Inc.

FinjanMobileTM and VitalSecurityTM are the trademarks of Finjan Mobile, Inc. For a complete list of Finjan Mobile Patents please go https://www.finjanmobile.com/finjan-patents/.

All Finjan regulatory filings are available on the Securities and Exchange Commissions (SEC) website www.sec.gov, and can also be found at ir.finjan.com/all-sec-filings.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan \ Valter Pinto | KCSA Strategic Communications
(650) 282-3245
investors@finjan.com